UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020
____________________

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Global Technical Services Transaction

On June 29, 2020, Rekor Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Global Technical Services, Inc., a Texas corporation and wholly owned subsidiary of the Company (“TeamGlobal”), and Talent Teams LLC, a Texas limited liability company owned by the members of TeamGlobal’s management (the “Buyer”), pursuant to which the Company agreed to sell TeamGlobal, which is a national staffing firm that provides skilled technical professionals and maintenance and modification specialists to the aerospace and aviation maintenance industries, to Buyer.

Subject to the terms and conditions of the Purchase Agreement, the Buyer agreed to purchase all of the outstanding equity interests of TeamGlobal for a purchase price of $4,000,000, comprising (i) an aggregate of $2,300,000 in cash, consisting of $300,000 of cash received from Buyer and $2,000,000 of cash received from TeamGlobal, and (ii) a secured promissory note (the “Secured Note”) in the initial principal amount of $1,700,000, with such Secured Note secured by a Pledge and Security Agreement (the “Pledge Agreement”) with respect to all the outstanding shares of TeamGlobal being acquired by Buyer (the “Transaction”). The Transaction closed concurrently with execution of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants related to TeamGlobal and the Transaction. For a period of five years, the Company has agreed not to engage in activities that compete with the Business, nor for a period of two years solicit customers of TeamGlobal, among other covenants with respect to TeamGlobal as set forth more fully in the Purchase Agreement. Both the Company and the Buyer have agreed to indemnify the other party for losses arising from certain breaches of covenants contained in the Purchase Agreement and other liabilities, subject to certain limitations.

The Purchase Agreement also contains customary representations and warranties that the Company and the Buyer made to each other as of the date of the Purchase Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and the Buyer, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company, and the representations and warranties may have been used to allocate risk between the Company and the Buyer rather than establishing matters as facts.

The foregoing descriptions of the Purchase Agreement, the Secured Note, and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, Secured Note, and Pledge Agreement, respectively. A copy of the Purchase Agreement is filed as Exhibit 2.1, and a copy of the Secured Note and the Pledge Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Note Exchange Transaction

On June 30, 2020, the Company entered into Exchange Agreements with certain holders (the “Exchange Share Recipients”) of the Company’s senior secured promissory notes issued pursuant to that certain Note Purchase Agreement, dated March 12, 2019 (the “Note Purchase Agreement”), among the Company, the guarantors from time to time party thereto, U.S. Bank, National Association, and the Exchange Share Recipients and other purchasers from time to time party thereto (the “2019 Notes”).  Subject to the terms and conditions set forth in the Exchange Agreements, and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), approximately $14.6 million aggregate principal amount of the 2019 Notes, including accreted interest plus certain fees payable pursuant to the terms of the 2019 Notes, will be redeemed in exchange for approximately 4,209,000 shares of the Company’s common stock, par value $0.0001 per share, at a rate of $4 per share (the “Exchange”).  Following the Exchange, approximately $4.9 million aggregate principal amount of the 2019 Notes will remain outstanding, and the total number of shares of the Company’s common stock issued and outstanding following the Exchange will be approximately 27,151,000. The Exchange is subject to customary closing conditions, including but not limited to the receipt of approval from Nasdaq for the listing of the shares to be issued in the Exchange.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreements, a form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Third Amendment to Note Purchase Agreement

As previously disclosed on the Company’s Current Report on Form 8-K as filed with the SEC on March 26, 2020, the Company entered into a First Amendment to Note Purchase Agreement (the “First Note Amendment”), by and among parties to the Note Purchase Agreement. Pursuant to the terms of the First Note Amendment, the maturity date for the notes issued under the First Note Purchase Agreement was extended from March 11, 2021 to June 12, 2021, unless earlier accelerated pursuant to the terms of the Note Purchase Agreement, as amended.

As previously disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on April 6, 2020, the Company entered into a Partial Release and Second Amendment to Note Purchase Agreement (the “Second Amendment”), by and among the parties to the Note Purchase Agreement. Pursuant to the terms of the Second Amendment, the Company’s wholly-owned subsidiary AOC Key Solutions, Inc. (“AOC”) was released as a credit party and the assets related to AOC were released as collateral, and the Asset Disposition Proceeds terms of the Note Purchase Agreement were amended to reflect the AOC sale.

On June 29, 2020, in connection with the Transaction and the Exchange, the Company entered into a Partial Release and Third Amendment to Note Purchase Agreement (the “Third Amendment”), by and among the parties to the Note Purchase Agreement. Pursuant to the terms of the Third Amendment, TeamGlobal was released as a credit party and the assets related to TeamGlobal were released as collateral, the mandatory prepayments provision of the Note Purchase Agreement were waived with regard to the sale of TeamGlobal, the Exchange was authorized, the maturity date of the 2019 Notes remaining outstanding following the completion of the Exchange was extended to December 31, 2021, and certain other conforming amendments related to the foregoing were made.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.01
Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 regarding the Transaction is incorporated into this Item 2.01 by reference.

Item 3.02
Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the Exchange is incorporated into this Item 3.02 by reference.

Item 8.01
Other Events.

On June 30, 2020, the Company issued a press release announcing the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 hereto and is incorporated by reference herein.

On July 1, 2020, the Company issued a press release announcing the Exchange. A copy of this press release is attached hereto as Exhibit 99.2 hereto and is incorporated by reference herein.

Forward-Looking Statements

The Press Releases attached to this Current Report on Form 8-K contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained therein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in the Press Releases are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.
Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

ExhibitNumber	Description
2.1	Stock Purchase Agreement, dated June 29, 2020, by and among Rekor Systems, Inc., Global Technical Services, Inc. and Talent Teams LLC.
10.1†	Secured Promissory Note dated June 29, 2020.
10.2	Pledge and Security Agreement by and between Rekor Systems, Inc. and Talent Teams LLC dated June 29, 2020.
10.3	Form of Exchange Agreement
10.4	Third Amendment to Note Purchase Agreement, dated June 29, 2020, by and among the Company, the Purchasers from time to time party thereto and the Agent.
10.5
Second Amendment to Note Purchase Agreement, dated April 2, 2020, by and among the Company, the Purchasers from time to time party thereto and the Agent (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed with the SEC on April 6, 2020).

10.6
First Amendment to Note Purchase Agreement, dated March 26, 2020, by and among the Company, the Purchasers from time to time party thereto and the Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 26, 2020.).

10.7
Note Purchase Agreement, dated as of March 13, 2019, by and among the Credit Parties, the Purchasers from time to time party thereto and the Agent (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 18, 2019).

99.1	Press Release issued on June 30, 2020
99.2	Press Release issued on July 1, 2020

†
Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: July 6, 2020	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer